                                                                    EXHIBIT 3.97

                                     BYLAWS

                                       OF

                             TEN MILE HOLDINGS, LTD.

                                    ARTICLE I

                                     OFFICES

         The principal office of the corporation in the State of Colorado shall be located in the Town of Breckenridge, County of Summit. The corporation may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the corporation may from time to time require.

                                   ARTICLE II

                                  STOCKHOLDERS

1.       ANNUAL MEETING

         The annual meeting of the stockholders shall be held on the 1st day of March in each year, beginning with the year 1994 at the hour of 10:00 AM, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall he a legal holiday, such meeting shall be held on the next succeeding business day.

2.       SPECIAL MEETINGS

         Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the directors, and shall be called by the President at the request of the holders of not less than twenty-five percent (25%) of all the outstanding shares of the corporation entitled to vote at the meeting.

3.       PLACE OF MEETING

         The directors may designate any place, either within or without the state unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.       NOTICE OF MEETING

         Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid.

5.       ADJOURNMENT

         When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

6.       ORGANIZATION

         The president or any vice president shall call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officers, any shareholder entitled to vote at that meeting, or any proxy of any such shareholder, may call the meeting to order and a chairman shall be elected by a majority of the shareholders entitled to vote at that meeting. In the absence of the secretary or any assistant secretary of the corporation, any person appointed by the chairman shall act as secretary of such meeting.

7.       AGENDA AND PROCEDURE

         The board of directors shall have the responsibility for establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman shall be charged with the orderly conduct of all meetings of shareholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, or to the articles of incorporation, or these bylaws, Robert's Rules of Order (as last revised) shall govern the disposition of the matter.

8.       CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD RATE

         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date, in any case, to be not more than thirty (30) days and, in case of a meeting of stockholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

9.       VOTING LISTS

         The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima fade evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

10.      QUORUM

         At any meeting of stockholders, fifty-one percent (51%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

11.      PROXIES

         At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

12.      VOTING

         Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these Bylaws shall he entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by. majority vote, except as otherwise provided by the articles of incorporation, these bylaws or the laws of this state.

13.      ORDER OF BUSINESS

         The order of business at all meetings of the stockholders shall be as follows:

         (a) Roll call.

         (b) Proof of notice of meeting or waiver of notice.

         (c) Reading of minutes of preceding meeting.

         (d) Reports of officers.

         (e) Reports of committees.

         (f) Election of directors.

         (g) Unfinished business.

         (h) New business.

14.      INFORMAL ACTION BY STOCKHOLDERS

         Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

1.       GENERAL POWERS

         The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with these Bylaws and the laws of this state.

2.       NUMBER, TENURE AND QUALIFICATION

         The number of directors of the corporation shall be two (2). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.       REGULAR MEETINGS

         A regular meeting of the directors shall be held, without other notice than these Bylaws, immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.       SPECIAL MEETINGS

         Special meetings of the directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.       NOTICE

         Notice of any special meeting shall be given at least ten (10) days previous thereto by written notice delivered personally, or by telegram, telefax or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to he delivered when the telegram is delivered to the telegraph company. If notice is telefaxed, such notice shall be deemed delivered when the transmission is confirmed by sender's machine. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.       QUORUM

         At any meeting of the directors, two (2) shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time' without further notice.

7.       MANNER OF ACTING

         The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.       NEWLY CREATED DIRECTORSHIPS AND VAGANCIES

         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9.       REMOVAL OF DIRECTORS

         Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.      RESIGNATION

         A director may resign at any time by giving written notice to the board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.      COMPENSATION

         No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the hoard may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.      PRESUMPTION OF ASSENT

         A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.      EXECUTIVE AND OTHER COMMITTEES

         The board, by resolution, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

14.      INFORMAL ACTION BY DIRECTORS

         Any action required or permitted to be taken at a meeting of the directors, executive committee or other committee of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any articles or documents filed with the Secretary of State of Colorado under the Colorado Corporation Code.

15.      MEETINGS BY TELEPHONE

         Members of the board of directors or any committee of the directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    OFFICERS

1.       NUMBER

         The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.       ELECTION AND TERM OF OFFICE

         The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.       REMOVAL

         Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.       VACANCIES

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the directors for the unexpired portion of the term.

5.       PRESIDENT

         The President shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to he otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the directors from time to time.

6.       VICE PRESIDENT

         In the absence of the President or in event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the directors.

7.       SECRETARY

         The Secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required; be custodian of the corporate records and of the seal of the corporation and keep a register of the poet office address of each stockholder which shall be furnished to the Secretary by such stockholder; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the directors.

8.       TREASURER V

         If required by the directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever; and deposit all such moneys in the name of the corporation in' such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the directors.

9.       SALARIES

         The salaries of the officers shall be fixed from time to time by the directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.       EXECUTION OF INSTRUMENTS

         The president or any vice president shall have the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. Unless authorized to do so by these bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2.       CONTRACTS

         The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

3.       LOANS

         No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

4.       CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, motes or other evidences of indebtedness issued in the name of the corporation shall .be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

5.       DEPOSITS

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

                                   ARTICLE VI

                                 INDEMNIFICATION

         The corporation shall:

         (a) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to he in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' foes) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to he liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (a) or (b) above or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under (a) or (b) above (unless ordered, by a court) and as distinguished from (c) above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
(a)
or (b) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (c) or (d) above upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized herein.

         (f) The indemnification provided for herein shall not be deemed exclusive or any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

         (g) The corporation may purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions herein.

                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.       CERTIFICATES FOR SHARES

         Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall' be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.       TRANSFERS OF SHARES

         (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

         (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the corporation shall begin on the first day of January in each year.

                                   ARTICLE IX

                                    DIVIDENDS

         The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                    ARTICLE X

                                      SEAL

         The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal."

                                   ARTICLE XI

                                WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XII

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of the stockholders representing fifty-one percent (51%) of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.